EXHIBIT 10.25
May 6, 2008
Citigroup Global Markets Realty Corp.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
The Borrower has submitted one or more Borrowing Requests on or after April 30, 2008 but prior to the date of this letter (the “Prior Borrowing Requests”) pursuant to that certain Master Residual Loan Agreement, dated as of April 29, 2005 (the “Residual Loan Agreement”), among Triad Financial Residual Special Purpose LLC, a Delaware limited liability company (the “Borrower”), JPMorgan Chase Bank, National Association, a national banking association (the “Collection Account Bank”), and Citigroup Global Markets Realty Corp., a New York corporation (the “Lender”). Capitalized terms used herein and not defined herein shall have the meanings set forth in the Residual Loan Agreement.
The undersigned hereby advise you that one or more of the conditions required for borrowing under Section 7(b) of the Residual Loan Agreement cannot be satisfied. The undersigned hereby acknowledge that the Lender is not required to fund the Loans requested pursuant to the Prior Borrowing Requests. The undersigned hereby request a waiver of certain of the conditions precedent under Section 7(b) of the Residual Loan Agreement in connection with a Loan to be requested for funding on May 8, 2008, other than the conditions precedent included in Section 7(b)(i), (ii), (iii), (iv), (vi), (vii), (ix) and (x) of the Residual Loan Agreement. Borrower agrees that it will submit a true and correct Borrowing Request for such Loan in the form attached to this letter as Exhibit A and that it shall only make one Borrowing Request for such Loan in an amount not to exceed $42,600,000 to be reconciled against the servicing certificate and borrowing base certificate as of April 30, 2008. The Borrower agrees that it will not make any other Borrowing Request on or prior to the Renewal Commitment Termination Date. It shall be conditions precedent to the Borrower making the request for such Loan and to Lender making such Loan that:
(i) an amount equal to the amount of such Loan is made available to the Warehouse Borrower and applied by the Warehouse Borrower to reduce “Total Warehouse Outstandings” pursuant to Section 3.03(e) of the Warehouse Lending Agreement,
(ii) on May 8, 2008, after (a) giving effect to the “Advance Rate Reduction” to an “Advance Rate” of 80.6% for all “Class 1 Eligible Contracts” and (b) after the Warehouse Borrower applies funds pursuant to Section 3.03(e) as specified in clause (i) above, no “Borrowing Base Deficiency” will exist, and
(iii) on May 8, 2008, the “Clean-up Call Differential Amount” of at least $25,000,000 with respect to the “Clean-up Call Contracts” to be purchased by

TFC, as servicer, in connection with a Clean-up Call on or about May 12, 2008 shall have been deposited (and the Lender shall have received confirmation of such deposit to its reasonable satisfaction) in the “Clean-up Call Loan Disbursement Account” pursuant to Section 2.06 of the Warehouse Lending Agreement.
All terms in the preceding three clauses that are surrounded by quotations shall have the meanings given to them in the Warehouse Lending Agreement.
In addition, the undersigned agree that clause “Third” in Section 13(b) of the Residual Loan Agreement shall be replaced with the following: “Third, to Lender, to the payment of the unpaid principal portion of the Loans, but only to the extent that the Total Outstandings exceed the Borrowing Base; provided, however, that during the period from May 6, 2008 through, and including, June 30, 2008, 75% (and after June 30, 2008, 100%) of all withdrawn amounts remaining after the payments pursuant to clauses First and Second above shall be paid to Lender until the unpaid principal portion of the Loans has been reduced to zero and any remaining withdrawn amounts shall be distributed sequentially in the order set forth in clauses Fourth through Eighth below.” To the extent any of the undersigned receive any funds in a manner that is not consistent with the foregoing sentence, such party shall promptly remit such funds to the Lender.
This letter shall not take effect until the Lender has received a letter from the Warehouse Borrower, the Warehouse Seller and TFC in the form attached hereto as Exhibit A.
The execution, delivery and effectiveness of this letter shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of the Residual Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Residual Loan Agreement or any of the Loan Documents. The Residual Loan Agreement and each of the other Loan Documents, except to the extent of the waiver specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
In the event that the Lender, in its sole discretion, decides to waive the conditions precedent for the Loan described above by executing this letter agreement, the undersigned hereby acknowledge and agree that (i) the Lender is reserving any and all rights and remedies that it may have under the Residual Loan Agreement, the other Loan Documents and applicable law, including the right to make no further Loans under the Residual Loan Agreement unless all conditions precedent under Section 4.02 have been satisfied, (ii) no failure or delay on the part of the Lender in the exercise of any rights and remedies under the Residual Loan Agreement, the other Loan Documents or applicable law shall impair such rights or remedies or be construed to be a waiver of such rights or remedies or be construed to waive any Defaults or Events of Default, and (iii) no single or partial exercise of any such right or remedy shall preclude other or further exercises thereof or any other rights or remedies.
At its sole cost and without expense to the Lender, on demand, each of the undersigned shall do, execute, acknowledge and deliver all and every such further acts, agreements, and assurances as the Lender shall from time to time reasonably require for better assuring and confirming unto the Lender the agreements set forth in this letter, including entering into any amendments to the Residual Loan Agreement and the other Loan Documents.

Very truly yours, TRIAD FINANCIAL CORPORATION
By:	/s/ Carl Webb
	Name:	Carl Webb
Title:

TRIAD FINANCIAL RESIDUAL SPECIAL PURPOSE LLC
By:	/s/ Carl Webb
	Name:	Carl Webb
Title:

Agreed and Accepted: CITIGROUP GLOBAL MARKETS REALTY CORP.
By:
Name:
Title:

EXHIBIT A
FORM OF BORROWING REQUEST
[see attached]

FORM OF BORROWING REQUEST
[Date]

To:	Citigroup Global Markets Realty Corp., as lender under the Master Residual Loan Agreement, dated as of April 29, 2005 (as amended or otherwise modified from time to time, the “Master Residual Loan Agreement”), among Triad Financial Residual Special Purpose LLC, JPMorgan Chase, National Association, and Citigroup Global Markets Realty Corp.
Ladies and Gentlemen:
     The undersigned, Triad Financial Residual Special Purpose LLC (the “Borrower”), refers to the Master Residual Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2(f) of the Master Residual Loan Agreement, of the borrowing of a Loans as specified below:
1. The Business Day of the proposed Loans is [ ].
2. The aggregate amount of the proposed Loans is $[ ].
3. Attached hereto as Exhibit A is a proposed Confirmation Statement with respect to such Loan.
     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Loans, before and after giving effect thereto and to the application of the proceeds therefrom:
     (a) the representations and warranties of Borrower set forth in Section 8 of the Master Residual Loan Agreement are true and correct in all material respects as though made on and as of such date; (b) no Default or Event of Default has occurred and is continuing, or would result from the making of such proposed Loan; and
     (c) neither the debt incurred by Borrower under the Loan Documents pursuant to this Borrowing Request nor the lien upon Borrower’s assets created under the Loan Documents violates or conflicts with, or will result in a violation of or conflict under, any covenant, agreement, representation or warranty under the indenture governing the 11.125% Senior Notes due 2013 of the Company or any other indenture or agreement of, or binding upon, the Company or any of its Affiliates.

TRIAD FINANCIAL RESIDUAL SPECIAL PURPOSE LLC
By:
Name:
Title:

EXHIBIT B
FORM OF LETTER RE: WAREHOUSE FACILITY
[see attached]